Exhibit 99.2
Foghorn Provides Pipeline Update on FHD-909 BRM Selective Inhibitor

CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) – February 8, 2024 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced that Lilly has selected FHD-909, a first-in-class oral BRM selective inhibitor, for clinical development. Lilly plans to file an IND for FHD-909 in Q2 2024. The primary target patient population is BRG1 mutated non-small cell lung cancer (NSCLC).

Selective BRM inhibition has been a sought-after objective in cancer research for many years. A variety of tumor types, including NSCLC, are known to have mutations in BRG1, which we believe make them dependent on BRM activity for their survival. Selective blocking of BRM activity is considered a promising strategy for causing tumor cell death while sparing healthy cells.

In December 2021, Foghorn announced a strategic collaboration with Lilly to create novel oncology medicines. The collaboration includes a US 50/50 co-development and co-commercialization agreement for Foghorn’s Selective BRM oncology program and an additional undisclosed oncology target. In addition, the collaboration includes three discovery programs using Foghorn’s proprietary Gene Traffic Control platform.

The Companies plan to present preclinical data at upcoming scientific conferences.

About FHD-909
FHD-909 is a highly potent, allosteric and orally available small molecule that selectively inhibits the ATPase activity of BRM over its closely related paralog BRG1, two proteins that are the catalytic engines across all forms of the BAF complex, one of the key regulators of the chromatin regulatory system. In preclinical studies, tumors with mutations in BRG1 rely on BRM for BAF function. FHD-909 has shown significant anti-tumor activity across multiple BRG1-mutant lung tumors.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at

www.foghorntx.com for more information on the Company, and follow us on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements include statements relating to the planned Phase 1 dose escalation study of FHD-909, statements regarding the Company’s clinical trials, product candidates and research efforts, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contacts:
Greg Dearborn, Foghorn Therapeutics Inc. (Investors)
gdearborn@foghorntx.com

Karin Hellsvik, Foghorn Therapeutics Inc. (Investors & Media)
khellsvik@foghorntx.com

Adam Silverstein, ScientPR (Media)
adam@scientpr.com

Peter Kelleher, LifeSci Advisors (Investors)
pkelleher@lifesciadvisors.com